[LETTERHEAD OF THE WELLCARE MANAGEMENT GROUP, INC.]

                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT made as of this 15th day of January, 1999, by and between THE WELLCARE MANAGEMENT GROUP, INC., a New York corporation, with offices at Park West/Hurley Avenue Extension, Kingston, New York 12401 (the "Company") and J. PAPA & ASSOCIATES, a sole proprietorship doing business at 40 Patten Lane, Long Branch, New Jersey 07740 (the "Consultant").


                              W I T N E S S E T H:

     WHEREAS, the Company is desirous of retaining Consultant as a consultant and Consultant is desirous of being so retained;

     NOW, THEREFORE, the Company and Consultant hereby agree as follows:

     1.   Engagement.

          (a) The Company hereby retains Consultant as an independent consultant to perform such consulting duties as the Board of Directors may from time to direct, provided such duties relate to (i) the initiation, negotiation or consummation of one or more Transactions (as defined below); or (ii) the transition of responsibilities from Joseph R. Papa ("Papa"), as the Chief Executive Officer of the Company and its subsidiaries, to the new Chief Executive Officer and other members of the senior management of the Company and its subsidiaries. A "Transaction" shall mean any agreement that the Company or any subsidiary enters into with any third party that results in any of the following: (i) management of administrative services of the Company or any subsidiary, (ii) sale or option to sell the Company or any subsidiary, (iii) the acquisition of any capital for the Company or any subsidiary, or (iv) any transactions relating to the sale of Primergy, but only to the extent that they relate to the Company or any subsidiary.

          (b) Consultant hereby accepts said retention. In rendering the services contemplated by this Agreement, Consultant shall provide the personal services of Papa, provided Papa shall be required to devote no more than ten business days per month to Consultant's duties hereunder. Subject to the foregoing limitation on Papa's time commitment, Consultant shall cause Papa to devote such energy and skill as shall be necessary and required to fulfill Consultant's duties and responsibilities, and to perform and discharge such duties and responsibilities faithfully, diligently and to the best of Papa's ability.

          (c) The Company acknowledges and agrees that (i) Consultant is being retained solely to perform the consulting services described in this consulting agreement and Consultant is not being retained to advise the Company on, or express any opinion as to, the wisdom, desirability or prudence of consummating a Transaction, and (ii) Consultant is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this consulting agreement and the retention of Consultant hereunder, all of which are hereby expressly waived. The Company also agrees that Consultant shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of Consultant)(including without limitation equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Consultant hereunder or any Transaction.

     2.   Compensation.

          As compensation for all services to be rendered by Consultant hereunder, the Company shall pay to Consultant a monthly consulting fee of $24,000 payable in advance on the 15th day of the month, commencing on the date hereof.

     3.   Term.

          This consulting agreement and the fees and services hereunder shall be for a term of six months commencing on January 15, 1999 and continuing until July 15, 1999, subject to the Company's right to terminate this consulting agreement sooner on not less than 90 days notice.

     4.   Non-Compete; Non-Disclosure and Non-Enticement of Employees.

          (a) Consultant hereby agrees that during the performance of its consulting duties hereunder, Consultant will not, without the express prior written consent of the Company, directly or indirectly, (i) own, alone or as a member of a partnership, greater than a 1% equity or ownership interest in, or
(ii) operate, manage, join or control, be employed by, engage in the ownership, management, operation or control of, or (iii) be involved with, whether as an officer, director, agent, employee or otherwise, any health maintenance organization within the service areas in which the Company's subsidiaries, WellCare of New York, Inc. and WellCare of Connecticut, Inc. are authorized at any time during the term of this consulting agreement to act as a health maintenance organization.

          (b) Consultant hereby covenants and agrees that he will not (i) at any time during, or following termination of its consulting arrangement with the Company, reveal, divulge, or make known to any person, firm or corporation, or use for his or another's benefit, any confidential information whatsoever in connection with the Company or its business or anything connected therewith, unless such information has become public knowledge, or (ii) for a period of one year following termination of his consulting arrangement with the Company, (x) solicit any employee from the Company's employment or otherwise interfere with the Company's relationship with any employee of the Company, or (y) solicit any "member" of the Company's subsidiaries for any health insurance coverage provided by the Company's subsidiaries. For purposes hereof, the term "member" shall mean any person or entity for whom any of the Company's subsidiaries provided health insurance coverage during the six-month period preceding the termination of this consulting arrangement.

     5.   Indemnification.

          The Company agrees to indemnify Consultant in accordance with the indemnification provisions attached to this agreement, which indemnification provisions are incorporated herein and made a part hereof and which shall survive the termination or expiration of this agreement.

     6.   Termination of Employment Agreement.

          By executing this agreement, Papa and the Company hereby terminate the Employment Agreement dated September 1, 1996, between the Company and Papa and neither party shall have any further obligations thereunder with the following exceptions: Sections 7, 8, 11 and 13.9 of the Employment Agreement shall survive its termination. All other sections of the Employment Agreement (including without limitation Sections 5 and 6 thereof) shall not survive termination of the Employment Agreement.

     7.   Entire Agreement.

          This Agreement contains the entire understanding between the parties and may not be modified, altered or terminated except by an instrument in writing signed by the parties.

     8.   Binding Agreement.

          This Agreement shall be binding upon the parties hereto and their successors.

     9.   Enforceability.

          In the event any provision in this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction due to its geographic scope, period of duration or any other provision, such provision shall be deemed deleted, amended or modified, as necessary, in order to render same valid and enforceable to the fullest extent permissible. The invalidity, unenforceability, deletion, amendment or modification of any such provision shall not impair the enforceability of the remainder of this Agreement.

     10.  Construction.

          This Agreement shall be construed in accordance with the laws of the State of New York.

     11.  Headings.

          The paragraph headings contained in this Agreement are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this _____ of January 1999.



                                        THE WELLCARE MANAGEMENT GROUP, INC.


                                        By: /s/ Robert W. Morey
                                           --------------------------------
                                                Robert W. Morey, Chairman


                                        J. PAPA & ASSOCIATES


                                        By: /s/ Joseph R. Papa
                                           --------------------------------
                                                Joseph R. Papa, President

     The undersigned agrees to bound personally by the provisions of Sections 4 and 6 of the foregoing consulting agreement to the same extent as the Consultant named therein.


AGREED AND ACCEPTED as To Sections 4 and 6 above:

/s/ Joseph R. Papa
------------------------
    Joseph R. Papa

                           INDEMNIFICATION PROVISIONS


     The Company (as such term is defined in the Agreement, as defined below) agrees to indemnify and hold harmless Consultant, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Consultant is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) Consultant's acting for the Company or any subsidiary thereof, including, without limitation, any act or omission by Consultant in connection with its acceptance of or the performance or non-performance of its obligations under the consulting agreement dated January 15, 1999, between The WellCare Management Group, Inc. and J. Papa & Associates, as it may be amended from time to time (the "Agreement"), or (b) any Transaction (as such term is defined in the Agreement) or (b) any Transaction; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to final appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Consultant.

     These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to Consultant or the persons indemnified below in this sentence and shall extend to the following: Joseph R. Papa & Associates and its affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to the Consultant in these Indemnified Provisions and in Section 1(c) of the Agreement shall be understood to include any and all of the foregoing.